Exhibit 99.1
Cambium Learning Group Announces Growth in the Second Quarter
Dallas, August 9, 2011-Cambium Learning Group, Inc. [Nasdaq: ABCD, the “Company”], a leading educational company focused primarily on serving the needs of at-risk and special student populations, will hold a conference call today at 5:00 p.m. Eastern Time to discuss 2011 second quarter earnings. The call will be based on unaudited financial results through June 30, 2011.
Second Quarter Financial Summary and Other Operational Metrics

	Three Months Ended				Six Months Ended
	June 30,	June 30,	$	%	June 30,	June 30,	$	%
(In millions)	2011	2010	Change	Change	2011	2010	Change	Change

GAAP net revenues	$57.2	$47.9	$9.3	19%	$87.9	$76.1	$11.8	15%

Adjusted net revenues	57.5	52.5	5.0	10%	88.5	85.8	2.7	3%

Change in adjusted deferred revenue	0.5	(2.8)	3.3	117%	(6.6)	(10.2)	3.6	35%

Adjusted net revenues plus change in adjusted deferred revenue	58.0	49.7	8.3	17%	81.9	75.6	6.3	8%

GAAP net income (loss)	3.8	(2.2)	6.0	275%	(6.0)	(21.6)	15.6	72%

EBITDA	17.6	12.2	5.4	45%	20.3	6.5	13.8	213%

Adjusted EBITDA	18.8	17.5	1.3	8%	20.3	20.2	0.1	0%
•	The Company’s adjusted net revenues plus change in adjusted deferred revenue improved by $8.3 million in the second quarter versus the same period in 2010 and $6.3 million for the first six months versus the same period in 2010. These represent increases of 17% and 8%, respectively, for the second quarter and year-to-date. Adjusted net revenues plus change in adjusted deferred revenue is a close approximation for the Company’s internal management metric order volume.

•	Year-to-date GAAP net revenues improved by 15% to $87.9 million compared with the first six months of 2010. The improvement was primarily caused by purchase accounting adjustments, which significantly reduced 2010 net revenues by $9.7 million with the corresponding reduction in 2011 being only $0.7 million.
•	Adjusted net revenues, which exclude the impact of purchase accounting, increased by 10% in the second quarter 2011 versus the same period in 2011 and by 3% for the first six months of 2011 versus 2010.
•	While the Company experienced a year-to-date order volume increase of 8%, adjusted net revenues for the same period increased by only 3% due to continued shifts to more technology and service-based sales, which have delayed revenue recognition.
•	Adjusted net revenues by business unit for the first half of 2011 and the percentage change from the first half of 2010 were as follows:
•	Voyager: $50.2 million, down 4%

•	Sopris: $12.5 million, up 22%

•	Cambium Learning Technologies: $25.8 million, up 12%
•	The first half of the year has produced particularly favorable growth for the Sopris and Cambium Learning Technologies units as investments made in 2010 and into 2011 in the areas of new products, E-commerce capabilities and expanded sales resources have provided key growth engines for the unit.
•	Over one third of the Company’s total adjusted revenue now comes from technology enabled offerings in the various business units.
•	Total GAAP costs and expenses declined considerably as onetime, merger-related costs in 2010 were not repeated in 2011. Excluding onetime costs, the Company increased overall spending by approximately $2.5 million in the first half of 2011 versus 2010. Increased spending occurred in the Cambium Learning Technologies and Sopris units in line with the growth in those units. Lower shared services costs helped offset some of the increase.

•	Overall the Company experienced a sharp improvement in GAAP net loss and EBITDA. This was partially provided by the improved top line, but significant improvement came from the non-recurrence of merger related costs from 2010. On an adjusted EBITDA basis, the Company exceeded $20 million in the first six months of 2011, which was a modest improvement over the same period for 2010.
“I am pleased with the year-to-date growth in order volume across all the business units,” says Ron Klausner, Chief Executive Officer of Cambium Learning Group. “We recognize that the new norm for our customers is a state of fiscal austerity and that sustained growth in our sales is contingent upon enabling educators to effectively and efficiently improve student outcomes.”
Business Summary
•	Sopris, in collaboration with the American College of Education, recently announced the launch of a new model for its professional development program, LETRS® (Language Essentials for Teachers of Reading and Spelling) Louisa Moats Literacy Academy. The new online model, developed by literacy expert, Louisa Moats, Ed.D., enables participants to receive professional development, earn a Concentration in Literacy, and/or a Master’s degree, thereby helping teachers professionalize their work in reading.
•	The Company’s products continue to be recognized by industry peer groups. Kurzweil 3000® Version 12, won a Stevie® Award in the category of New Product of the Year — Computer Software. Learning A-Z won a 2011 CODiE Award from the Software and Information Industry Association (SIIA) for Best Reading/English Instructional Solution. In addition, ExploreLearning and Learning A-Z both won awards from the Association of Educational Publishers (AEP). ExploreLearning was recognized with a Distinguished Achievement Award in the Science category and Learning A-Z won a Beacon Award.

•	On May 17, 2011, the Board appointed Dr. Walter G. Bumphus to the Board of Directors to fill the vacancy created by Fred Schwab’s resignation. Dr. Bumphus currently serves as President and CEO of the American Association of Community Colleges and comes to us with over 35 years of leadership experience in the area of education.
Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted net revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted net revenues provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and adjusted net revenues exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.

Investor Conference Call
The Company will provide additional commentary on today’s conference call. To listen to the Company’s conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Tuesday, August 9, 2011. The call will be recorded and archived until Wednesday, September 7, 2011, and can be replayed by calling (877) 344-7529 and entering ID# 10001457. The conference call will also be Webcast and available on the Company’s Website at http://cambiumlearning.investorroom.com/events.
About Cambium Learning Group, Inc.
Cambium Learning Group (Nasdaq: ABCD) is the leading educational company focused primarily on serving the needs of at-risk and special student populations. The company operates three core divisions: Voyager, which provides comprehensive interventions; Sopris, which is known for supplemental solutions; and Cambium Learning Technologies, which comprises IntelliTools® , Kurzweil Educational Systems®, Learning A—Z, and ExploreLearning. Cambium Learning Group is committed to providing research-based solutions that help educators raise the achievement levels of preK—12 students as well as adult learning communities. The company’s website is www.cambiumlearninggroup.com.
Media and Investor Contact:
Shannan Overbeck
Cambium Learning Group, Inc.
214.932.9476
shannan.overbeck@cambiumlearning.com

Forward Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
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Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net revenues	$57,191	$47,901	$87,886	$76,123

Cost of revenues:
Cost of revenues	17,819	15,217	28,786	26,529
Amortization expense	6,844	7,245	13,462	13,987

Total cost of revenues	24,663	22,462	42,248	40,516

Research and development expense	2,515	2,563	4,894	5,573
Sales and marketing expense	12,874	11,176	23,777	22,233
General and administrative expense	5,529	5,605	11,341	13,543
Shipping and handling costs	817	1,168	1,151	1,712
Depreciation and amortization expense	1,748	2,360	3,484	4,937
Embezzlement and related expense (recoveries)	40	11	(2,396)	30

Total costs and expenses	48,186	45,345	84,499	88,544

Income (loss) before interest, other income (expense) and income taxes	9,005	2,556	3,387	(12,421)
Net interest expense	(4,882)	(4,614)	(9,287)	(8,982)
Other income (expense), net	2	(85)	365	(95)

Income (loss) before income taxes	4,125	(2,143)	(5,535)	(21,498)
Income tax expense	(318)	(34)	(415)	(119)

Net income (loss)	$3,807	$(2,177)	$(5,950)	$(21,617)

Net income (loss) per common share:
Basic net income (loss) per common share	$0.09	$(0.05)	$(0.14)	$(0.49)
Diluted net income (loss) per common share	$0.09	$(0.05)	$(0.14)	$(0.49)

Average number of common shares and equivalents outstanding:
Basic	43,610	44,324	43,979	44,321
Diluted	44,431	44,324	43,979	44,321

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,578	$11,831
Accounts receivable, net	35,837	31,627
Inventory	24,926	22,015
Deferred tax assets	3,703	3,703
Restricted assets, current	1,463	3,064
Assets held for sale	2,727	—
Other current assets	3,791	3,937

Total current assets	85,025	76,177

Property, equipment and software at cost	36,881	32,944
Accumulated depreciation and amortization	(10,052)	(7,838)

Property, equipment and software, net	26,829	25,106

Goodwill	151,915	151,915
Acquired curriculum and technology intangibles, net	28,045	33,063
Acquired publishing rights, net	32,784	38,707
Other intangible assets, net	19,984	22,132
Pre-publication costs, net	8,972	7,834
Restricted assets, less current portion	11,707	12,641
Other assets	22,262	15,487

Total assets	$387,523	$383,062

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$1,280
Current portion of capital lease obligations	422	378
Accounts payable	4,937	6,465
Contingent value rights, current	—	1,623
Accrued expenses	25,388	22,888
Deferred revenue, current	28,007	34,140

Total current liabilities	58,754	66,774

Long-term liabilities:
Long-term debt, less current portion	174,083	150,850
Capital lease obligations, less current portion	12,092	12,317
Deferred revenue, less current portion	3,574	3,416
Contingent value rights, less current portion	5,896	5,746
Other liabilities	19,370	19,947

Total long-term liabilities	215,015	192,276

Stockholders’ equity:
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at June 30, 2011 and December 31, 2010)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 43,915 and 43,869 shares issued, and 42,271 and 43,869 shares outstanding at June 30, 2011 and December 31, 2010, respectively)	44	44
Capital surplus	260,510	259,887
Accumulated deficit	(141,168)	(135,218)
Treasury stock at cost (1,644 and zero shares at June 30, 2011 and December 31, 2010, respectively)	(4,931)	—
Other comprehensive income (loss):
Pension and postretirement plans	(702)	(702)
Net unrealized gain on securities	1	1

Accumulated other comprehensive income (loss)	(701)	(701)

Total stockholders’ equity	113,754	124,012

Total liabilities and stockholders’ equity	$387,523	$383,062

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Income (Loss)
and Adjusted EBITDA for the Three Months Ended June 30, 2011 and 2010
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2011	2010
Total net revenues	$57,191	$47,901
Non-recurring and non-operational costs included in net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	323	4,560

Adjusted net revenues	$57,514	$52,461

Net income (loss)	$3,807	$(2,177)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization	8,592	9,605
Net interest expense	4,882	4,614
Other (income) expense	(2)	85
Income tax	318	34

Income from operations before interest and other income (expense), income taxes, and depreciation and amortization (EBITDA)	17,597	12,161

Non-recurring, non-operational, and certain non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Integration and merger-related costs	—	1,114
Legacy VLCY corporate	366	175
Stock-based compensation expense	314	299
Embezzlement and related expenses (recoveries)	40	11
Adjustments related to purchase accounting	283	3,710
Adjustments to CVR liability	212	—

Adjusted EBITDA	$18,812	$17,470

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss and
Adjusted EBITDA for the Six Months Ended June 30, 2011 and 2010
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Total net revenues	$87,886	$76,123
Non-recurring and non-operational costs included in net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	655	9,712

Adjusted net revenues	$88,541	$85,835

Net loss	$(5,950)	$(21,617)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	16,946	18,924
Net interest expense	9,287	8,982
Other (income) expense	(365)	95
Income tax	415	119

Income from operations before interest and other income (expense), income taxes, and depreciation and amortization (EBITDA)	20,333	6,503

Non-recurring, non-operational, and certain non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Integration and merger-related costs	—	4,557
Legacy VLCY corporate	677	475
Stock-based compensation expense	604	533
Embezzlement and related expenses (recoveries)	(2,396)	30
Adjustments related to purchase accounting	571	8,069
Adjustments to CVR liability	520	—

Adjusted EBITDA	$20,309	$20,167

Cambium Learning Group, Inc.
Change in Adjusted Deferred Revenue
(In thousands)
(Unaudited)

	As of:
	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2009	2010	2010	2010	2010	2011	2011
Deferred revenue	$24,181	$21,842	$23,643	$33,301	$37,556	$30,779	$31,581
Purchase accounting fair value adjustment	14,374	9,222	4,662	2,262	1,437	1,105	782

Adjusted deferred revenue	38,555	31,064	28,305	35,563	38,993	31,884	32,363

Change in adjusted deferred revenue		$(7,491)	$(2,759)	$7,258	$3,430	$(7,109)	$479